Exhibit 10.19

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan Number	Call/Coll	Account	Officer	Initials
$350,000	06-09-2013	06-09-2018	930819000			RK	/s/RK

References in the boxes above are for Lender's use only and do not limit the applicability of this document to any particular loan or item. Any Item above containing "***" has been omitted due to text length limitations,

Borrower:
Amexdrug Corporation; Allied Med Inc.;
Dermagen, Inc.; Royal Health Care, Inc.; and Biorx Pharmaceuticals, Inc.
7251 Condor St.
Commerce, CA 90040

Lender:

National Bank of California
Corporate Banking Department
12121 Wilshire Boulevard Suite 1440
Brentwood, CA 90025

Principal Amount: $350,000.00                                                                                                                                      Date of Note: June 9, 2013

PROMISE TO PAY. Amexdrug Corporation; Allied Med Inc.; Dermagen, Inc.; Royal Health Care, Inc.; and Biorx Pharmaceuticals, Inc. ("Borrower") jointly and severally promise to pay to National Bank of California ("Lender"), or order; in lawful money of the United States of America, the principal amount of Three Hundred Fifty Thousand & 00/100 Dollars ($350,000.00), together with interest on the unpaid principal balance from June 9, 2013, until paid in full.

PAYMENT. Borrower will pay this loan in full immediately: upon Lender's demand. If no demand is made, subject to any payment changes resulting from changes in the index, Borrower will pay this loan in 80 payments of $6,698.49 each payment. Borrower's first payment is due July 9, 2013, and all subsequent payments are due on the same day of each month after that. Borrower's final payment will be due on June 9, 2018, and will be for all principal and all accrued interest not yet paid. Payments include principal and interest. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal: then to any late charges; than to any escrow or reserve account payments as required under any mortgage, deed of trust, or other security Instrument or security agreement securing this Note; and then to any unpaid collection costs, Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an independent; index which is the Prime Rate as published from time to time in the Money Rates table of the West Coast Edition of The Wall Street Journal (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The Interest rate change will not occur more often than each DAY Borrower understands that Lender may make loans based on other rates as well. The Index currently is 3.250% per annum. Interest on the unpaid principal balance of this Note will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 2.250 percentage points over the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 5.500%. NOTICE: Under no circumstances will the interest rate on this Note be less than 5.500% per annum or more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower's payments to ensure Borrower's loan will pay off by its original final maturity date, (B) increase Borrower's payments to cover accruing interest, (C) increase the number of Borrower's payments, and (D) continue Borrower's payments at the same amount and increase Borrower's final payment.

INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT, MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary or as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note, Borrower understands that Lender is entitled to a minimum interest charge of $100.00. Other than Borrower's obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather; early payments will reduce the principal balance due and may result in Borrowers making fewer payments. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: National Bank of California, Attn: Note Department, 12121 Wilshire Boulevard, 14th Floor Brentwood, CA 90025.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 6.000% of the unpaid portion of the regularly scheduled payment or $25.00, whichever is greater,

INTEREST AFTER DEFAULT. Upon default, the interest rate on this Note shall, if permitted under applicable law, immediately increase by adding an additional 5.000 percentage point margin ("Default Rate Margin"). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default.

DEFAULT. Each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay this Note or perform Borrower's obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf, or made by Guarantor, or any other guarantor, endorser, surety; or accommodation party, under this Note or the related documents in connection with the obtaining of the loan evidenced by this Note or any security document directly or indirectly securing repayment of this Note is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under arty bankruptcy or insolvency laws by or against Borrower.

Loan No: 930819000

PROMISSORY NOTE

(Continued)

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Execution; Attachment. Any execution or attachment is levied against the Collateral, and such execution or attachment is not set aside, discharged or stayed within thirty (30) days after the same is levied.

Change in Zoning or Public Restriction. Any change in any zoning ordinance or regulation or any other public restriction is enacted, adopted or implemented, that limits or defines the uses which may be made of the Collateral such that the present or intended use of the Collateral, as specified In the related documents, would be in violation of such zoning ordinance or regulation or public restriction, as changed.

Default Under Other Lien Documents. A default occurs under any other mortgage, deed of trust or security agreement covering all or any portion of the Collateral.

Judgment. Unless adequately covered by insurance in the opinion of Lender, the entry of a final judgment for the payment of money involving more than ten thousand dollars ($10,000.00) against Borrower and the failure by Borrower to discharge the same, or cause it to be discharged, or bonded off to Lender's satisfaction, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment. was entered.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor, or any other guarantor, endorser, surety, or accommodation party of any of the indebtedness or any Guarantor, or any other guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the Indebtedness evidenced by this Note.
Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.
Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance under this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not. Pay. Borrower will pay Lender that amount, this includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses, whether or not there is a lawsuit, including attorneys' fees, expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. Borrower also will pay any court costs, in addition to all other sums provided by law.

JURY WAIVER. To the extent permitted by applicable law, Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of California.

CHOICE OF VENUE. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Los Angeles County, State of California.

DISHONORED ITEM FEE. Borrower will pay a fee to Lender of $29.00 if Borrower makes a payment on Borrower's loan and the check or preauthorized charge with which Borrower pays is later dishonored.

RIGHT OF SETOFF. To the extant permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with. Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

COLLATERAL. Borrower acknowledges this Note is secured by the following collateral described in the security instrument listed herein: inventory, chattel paper, accounts, equipment and general intangibles described in a Commercial Security Agreement dated dune 9, 2013.

FINANCIAL STATEMENTS. Borrower agrees to provide Lender with such financial statements and other related information at such frequencies and in such detail as Lender may reasonably request.

CREDIT REPORT. We may report information about your account to credit bureaus. Late payments, missed payments, or other defaults on your account may be reflected in your credit report.

CONSENT TO JUDICIAL REFERENCE. The parties each prefer that any dispute between them be resolved in litigation subject to the jury waiver set forth herein, but the California Supreme Court has held that such pre-dispute jury trial waivers are unenforceable. This section will be applicable until: (i) the California Supreme Court holds that a pre-dispute jury waiver provision similar to that contained herein is valid or enforceable; or (ii) the California Legislature passes legislation and the Governor of the State of California signs into law a statue authorizing pre-dispute jury trial waivers and as a result such waivers become enforceable. Accordingly, each of the parties to this Agreement hereby consents and agrees that (a) any and all disputes arising out of or related to this Agreement shall be heard by a referee in accordance with the general reference provisions of California Code of Civil Procedure Section 638, sitting without a jury in the City of Los Angeles, County of Los Angeles, California, (b) such referee shall hear and determine all of the issues in any Dispute (whether of fact or of law), including issues pertaining to a "provisional remedy" as defined in California Code of Civil Procedure Section 1281.8, including without limitation, entering restraining orders, entering temporary restraining orders, issuing temporary and permanent injunctions and appointing receivers, and shall report a statement of decision; provided that, if during the course of any Dispute, any party desires to seek such a provisional remedy at a time when a referee has not yet been appointed or is otherwise unavailable to hear the request for such provisional remedy, than such party may apply to the Los Angeles County, Superior court for such provisional relief, and (c)

Loan No: 930819000
PROMISSORY NOTE
(Continued)

pursuant to California Code of Civil Procedure Section 644(a), judgment may be entered upon the decision of such referee in the same manner as if the Dispute had been tried directly by a court.. The parties shall use their respective commercially reasonable and good faith efforts to agree upon and select such referee, provided that such referee must be a retired California state or federal judge; and further provided that if the parties cannot agree upon a referee, the referee shall be appointed by the Presiding Judge of the Los Angeles County, Superior Court. Each party hereto acknowledges that this consent and agreement is a material inducement to enter into this Agreement and that each will continue to be bound by and to rely on this consent and agreement in their related future dealings. The parties shall share the cost of the referee and reference proceedings equally; provided that, the referee may award attorneys' fees and reimbursement of the referee and reference proceeding fees and casts to the prevailing party, whereupon all referee and reference proceeding fees and charges will be payable by the non-prevailing party (as so determined by the referee). Each party hereto further warrants and represents that it has reviewed this consent and agreement with legal counsel of its own choosing, or has had an opportunity to do so, and that it knowingly and voluntarily gives this consent and enters into this agreement having had the opportunity to consult with legal counsel: This consent and agreement is irrevocable, meaning that it may not be modified either orally or in writing, and this consent and agreement shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement or any other agreement or document entered into between the parties in connection with this Agreement. In the event of litigation, this Agreement may be filed as evidence of either or both parties' consent and agreement to have any and all Disputes heard and determined by a referee under California Code of Civil Procedure Section 638.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower's heirs, personal representatives; successors and. assigns, and shall inure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. This Note is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Note on its demand. If any part of this Note cannot be enforced, this tact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit; (b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of safe thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue; or deal with any one or more of Borrower's sureties, endorsers, or other guarantors an any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law; waive any applicable statute of limitations, presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor; accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

Loan No: 930819000
PROMISSORY NOTE
(Continued)

PRIOR TO SIGNING THIS NOTE, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE NOTE.
BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE. BORROWER:

PRIOR TO SIGNING THIS AGREEMENT, BORROWERS READ AND UNDERSTOOD ALL PROVISIONS OF THIS AGREEMENT. BORROWERS AGREE TO THE TERMS OF THIS AGREEMENT.

BORROWERS:

AMEXDRUG CORPORATION

By:___/s/ Jack N. Amin__________________________________
Jack N. Amin, President/Secretary of Amexdrug Corporation

ALLIED MED INC.

By:___/s/ Jack N. Amin__________________________________
Jack N. Amin, President/Secretary of Allied Med Inc.

DERMAGEN INC.

By:___/s/ Jack N. Amin__________________________________
Jack N. Amin, President/Secretary of Dermagen, Inc.

ROYAL HEALTH CARE, INC.

By:___/s/ Jack N. Amin__________________________________
Jack N. Amin, President/Secretary of Royal Health Care, Inc.

BIORX PHARMACEUTICALS, INC.

By:___/s/ Jack N. Amin__________________________________
Jack N. Amin, President/Secretary of Biorx Pharmaceuticals, Inc.

PRIOR TO SIGNING THIS AGREEMENT, GUARANTORS READ AND UNDERSTOOD ALL PROVISIONS OF THIS AGREEMENT. GUARANTORS AGREE TO THE TERMS OF THIS AGREEMENT.

GUARANTORS:

X__/s/ Jack N. Amin__________________________________
Jack N. Amin

X__/s/ Nora Y. Amin__________________________________
Nora Y. Amin